Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-171547) of Colt Defense LLC of our report dated October 22, 2009, with respect to the consolidated financial statements of Colt Defense LLC and Subsidiaries as of December 31, 2008 and for each of the two years in the period ended December 31, 2008.
We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.
/s/UHY LLP
Houston, Texas
February 11, 2011